UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 10, 2010

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600
EMERYVILLE, CALIFORNIA	94608
(Address of principal executive offices)	(Zip Code)

(510) 985-6700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Governance Agreement

In connection with the closing of the Merger, as defined and described in Item 2.01 below, LECG Corporation (“LECG”) has entered into a Governance Agreement dated as of March 10, 2010 with Great Hill Equity Partners III, LP (“GHEP-III”), and Great Hill Investors, LLC (“GHI” and together with GHEP-III, the “Great Hill Entities”).  Under the Governance Agreement: (a) LECG agrees to solicit proxies in favor of, and the Great Hill Entities agree to vote in favor of, a slate of directors of LECG consisting of LECG’s Chief Executive Officer, two individuals designated by the Great Hill Entities and four individuals designated by LECG’s pre-Merger board of directors so long as they stand for re-election; (b) the Great Hill Entities agree not to vote for the removal of such slate of LECG directors for one year following the 2010 annual meeting of stockholders; (c) subject to limited exceptions, the Great Hill Entities agree not to acquire additional voting stock of LECG for 2 years following the closing of the Merger, and (d) subject to limited exceptions, LECG grants the Great Hill Entities pre-emptive rights in connection with future equity issuances by LECG in order to maintain the Great Hill Entities’ ownership percentage in LECG.  These pre-emptive rights terminate once the Great Hill Entities no longer hold at least 20% of the aggregate shares of LECG stock that they held as of the closing of the Merger and the Investment, as defined and described in Item 3.02 below.  A copy of the Governance Agreement was furnished as Exhibit 99.1 to the Current Report on Form 8-K filed by LECG on August 21, 2009.

Stockholders Agreement

In connection with the closing of the Merger, LECG entered into a Stockholders Agreement dated as of March 10, 2010 with the Great Hill Entities.  The Stockholders Agreement provides for the holders of LECG’s Series A Convertible Redeemable Preferred Stock to have various rights for the registration of their shares under the Securities Act of 1933, as amended.  A copy of the Stockholders Agreement was furnished as Exhibit 99.2 to the Current Report on Form 8-K filed by LECG on August 21, 2009.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 10, 2010, LECG completed the merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger entered into on August 17, 2009, with Smart Business Holdings, Inc. (“SMART”) and, solely for purposes of specified sections of the Merger Agreement, GHEP-III, as the principal stockholder of SMART (as amended by Amendment No. 1 to Agreement and Plan of Merger dated September 25, 2009, and Amendment No. 2 to Agreement and plan of Merger dated February 16, 2010, collectively the “Merger Agreement”). Also party to the Merger Agreement were Red Sox Acquisition Corporation (“Sub I”) and Red Sox Acquisition LLC (“Sub II”), which were each wholly-owned subsidiaries of LECG formed for the purpose of facilitating the merger transaction.  The Merger was completed in two steps — in the first step, Sub I merged with and into SMART, with SMART as the surviving entity, and all outstanding shares of SMART converted into the right to receive LECG common stock; in the second step, SMART (as the surviving entity in step one) merged with and into Sub II, which then changed its name to Smart Business Holdings, LLC, and became a limited liability company that is wholly-owned by LECG.  As a result of the Merger, LECG acquired 100% of SMART’s outstanding stock, in exchange for which LECG issued 10,927,869 shares of LECG common stock.

A copy of the Agreement and Plan of Merger was previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed by LECG on August 21, 2009; a copy of Amendment No. 1 to the Agreement and Plan of Merger was previously filed as Exhibit AA to the Definitive Proxy Statement on Schedule 14A filed by LECG on November 18, 2009; and a copy of Amendment No. 2 to the Agreement and Plan of Merger was previously filed as Exhibit 2.2 to the Current Report on Form 8-K filed by LECG on February 16, 2010.

Item 3.02                                             Unregistered Sales of Equity Securities

As reported in the Current Report on Form 8-K filed by LECG on August 21, 2009, on August 17, 2009, LECG entered into two binding agreements for the issuance of its equity securities, the Merger Agreement and a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Great Hill Entities.

Pursuant to the Merger Agreement, on March 10, 2010 an aggregate of 10,927,869 shares of common stock of LECG were issued to holders of capital stock of SMART, the Great Hill Entities, as part of the Merger and in consideration for LECG acquiring ownership of all outstanding capital stock of SMART.

Pursuant to the Stock Purchase Agreement, on March 10, 2010 an aggregate of 6,313,131 shares of Series A Convertible Redeemable Preferred Stock of LECG (the “Series A Preferred”) were issued to the Great Hill Entities in consideration for cash payment to LECG of $25 million (the “Investment”).  The terms of the Series A Preferred include the right of a holder to convert the shares into shares of LECG common stock at the option of the holder at any time after issuance, initially on a one-for-one share basis, subject to adjustment for stock splits, reorganizations, reclassifications and similar events.  The rights, preferences and privileges of the Series A Preferred are as set forth in the Certificate of Designations of Series A Convertible Redeemable Preferred Stock, a copy of which is furnished as Exhibit 3.6 to this report.

The exemptions claimed by LECG from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), for the offer, sale and issuance by LECG of its common stock pursuant to the Merger Agreement, and its Series A Preferred pursuant to the Stock Purchase Agreement, include Section 4(2) of the Act, and Regulation D promulgated under the Act.

Item 3.03                                             Material Modification to Rights of Security Holders

On March 10, 2010, LECG filed a Certificate of Designations of Series A Convertible Redeemable Preferred Stock with the Delaware Secretary of State.  Subsequently, on March 10, 2010, LECG issued 6,313,131 shares of Series A Convertible Redeemable Preferred Stock to the Great Hill Entities.  The creation and issuance of the Series A Preferred in effect modifies the Certificate of Incorporation of LECG, and may operate to limit or qualify the rights of the common stock of LECG.  The information provided under Item 3.02 above and Item 5.03 below is incorporated here by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) The resignation of Mr. Michael Jeffery as the Chief Executive Officer of LECG became effective on March 14, 2010.

(c) and (e) Effective on March 15, 2010, the Board of Directors of LECG appointed Steve Samek as the Chief Executive Officer of LECG.

Mr. Samek has been Chief Executive Officer of Smart since November 2008, and has more than 35 years of consulting and business advisory experience. Before joining Smart, Mr. Samek served as CEO of UHY Advisors, the country’s 13th largest tax, accounting, and consulting firm, from January 2006 to July 2008, and as CEO of Fulcrum Capital, a strategic and financial consulting and investment firm, from June 2002 to December 2005. Prior to June 2002, he served as Managing Partner of Arthur Andersen’s U.S. business where, under his leadership, the firm streamlined operations, reduced costs and improved service levels by consolidating all technology and firm-wide processes. Mr. Samek has authored three books on strategic planning and profit improvements methodology, and has been a strategic visioning speaker at more than 300 industry and company symposia. Mr. Samek holds a Bachelor of Science in Accounting from Southern Illinois University, and he was a member of the Board of Trustees of the Financial Accounting Foundation, a private sector organization with responsibility for the oversight, administration and finance of the Financial Accounting Standards Board and other organizations.

Mr. Samek is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company anticipates entering into an employment agreement with Mr. Samek, which will relate to his compensation, the grant of equity awards, severance and change of control provisions, and related matters; however, the terms and conditions of that agreement have not been finalized and are not determined at this time.  The Company intends to file an amendment to this Current Report on Form 8-K once the terms of the agreement with Mr. Samek have been determined.

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Second Amended and Restated Certificate of Incorporation

On March 10, 2010, LECG filed a Second Amended and Restated Certificate of Incorporation (the “Amended Charter”) with the Secretary of State of Delaware.  On December 22, 2009, LECG’s stockholders approved the Second Amended and Restated Certificate of Incorporation (the “Amended Charter”) to increase the authorized capital stock of LECG from 205 million total shares, of which 200 million shares are common stock and 5 million shares are preferred stock, to 215 million total shares, of which 200 million shares are common stock and 15 million shares are preferred stock. The Amended Charter made no other substantive changes to LECG’s previous certificate of incorporation.  A copy of the Amended Charter is filed as Exhibit 3.5 to this report.

Certificate of Designations

In connection with the closing of the Investment, on March 10, 2010 LECG filed with the Secretary of State of Delaware a Certificate of Designations of Series A Convertible Redeemable Preferred Stock (the “Certificate of Designation”) creating the Series A Preferred and providing for the powers, preferences and relative, optional and other special rights of the shares of such preferred stock, and the qualifications, limitations or restrictions thereof.  The terms of the Series A Preferred include (i) the right of a holder to convert the shares into shares of LECG common stock at the option of the holder at any time after issuance, initially on one-for-one share basis, subject to adjustment for stock splits, reorganizations, reclassifications and similar events; (ii) an annual 7.5% dividend, payable in cash or stock at LECG’s choice; (iii) a liquidation preference to receive payment prior to the common stock in the event of certain significant transactions, in an amount equal to the original purchase price plus accrued but unpaid dividends; and (iv) the right and option for holders to demand redemption after seven years, for payment of an amount equal to the original purchase price plus accrued but unpaid dividends.  The dividend rate is subject to increase to 16% per year if certain restrictions on total indebtedness and on payment of dividends on junior stock are breached by LECG.  In general, the shares of Series A Preferred have voting rights equivalent to the common stock, subject to certain limitations for any holder who receives additional shares upon payment of dividends, and as a result would hold more than 48% of the aggregate voting power of LECG capital stock.  A copy of the Certificate of Designation is filed as Exhibit 3.6 to this report.

Amendment of Bylaws

On March 10, 2010, upon the closing of the Merger and the Investment, an amendment to LECG’s bylaws became effective, which provides that any LECG stockholder that holds 20% or more of the outstanding voting power of LECG’s voting stock may call a special meeting of LECG’s stockholders (the “Bylaw Amendment”). Pursuant to the Governance Agreement, the Great Hill Entities have agreed not to exercise this right with respect to the election or removal of members of LECG’s Board of Directors prior to the earlier to occur of the first anniversary of the 2010 LECG annual stockholder meeting and June 30, 2011.  A copy of the Bylaw Amendment was previously furnished as Exhibit 99.3 to the Current Report on Form 8-K filed by LECG on August 21, 2009.

Item 8.01                                             Other Events

On March 10, 2010, LECG issued a press release announcing the closing of the Merger and the Investment.  A copy of the press releases is attached hereto as Exhibits 99.1, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a)                                  Financial Statements of Businesses Acquired

LECG intends to provide any required additional financial statements relating to the Merger under cover of a Current Report on Form 8—K/A within the time allowed for such filing by Item 9.01(a)(4) of this Current Report on Form 8—K.

(b)                                 Pro Forma Financial Information

LECG intends to provide any required additional pro forma financial information relating to the Merger under cover of a Current Report on Form 8—K/A within the time allowed for such filings by Item 9.01(b)(2) of this Current Report on Form 8—K.

(d)         Exhibits.

Exhibit Number	Description of Exhibit
3.5	Second Amended and Restated Certificate of Incorporation of LECG Corporation as filed with the Secretary of State of Delaware on March 10, 2010.

3.6	Certificate of Designations of Series A Convertible Redeemable Preferred Stock as filed with the Secretary of State of Delaware on March 10, 2010.

99.1	Press Release of LECG Corporation dated March 10, 2010 announcing the completion of the merger with Smart Business Holdings and related matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ STEVEN R. FIFE
Steven R. Fife Chief Financial Officer

Date: March 16, 2010

EXHIBIT INDEX

No.	Description
3.5	Second Amended and Restated Certificate of Incorporation of LECG Corporation as filed with the Secretary of State of Delaware on March 10, 2010.

3.6	Certificate of Designations of Series A Convertible Redeemable Preferred Stock as filed with the Secretary of State of Delaware on March 10, 2010.

99.1	Press Release of LECG Corporation dated March 10, 2010 announcing the completion of the merger with Smart Business Holdings and related matters.